Exhibit 5.1

December 4, 2025

EUDA Health Holdings Limited

60 Kaki Bukit Place

#03-01, Eunos Techpark

Singapore 415979

Re:	Warrant to Purchase Ordinary Shares

Ladies and Gentlemen:

We have acted as special legal counsel to EUDA Health Holdings Limited (the “Company”) in connection with this opinion, which relates to a registration statement on form F-3 (File No.: 333-282723) filed with the U.S. Securities and Exchange Commission (the “Commission”) on 18 October 2024 (as amended on 30 October 2024) and declared effective on 4 November 2024 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”), the base prospectus contained in the Registration Statement (the “Base Prospectus”) and the prospectus supplement to be filed with the Commission on or about the date hereof (the “Prospectus Supplement” and collectively with the Base Prospectus, the “Prospectus”) in connection with the offer and sale of a warrant (the “Warrant”) issued by the Company to Streeterville Capital, LLC (the “Investor”) pursuant to the securities purchase agreement made between the Company and the Investor, dated November 26, 2025 (the “Agreement”) and the 2,000,000 ordinary shares of no par value in the Company (the “Ordinary Shares”) issuable upon exercise of the Warrant.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Registration Statement, (ii) the Prospectus, (iii) the Agreement; (iv) the Warrant; and (v) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion. As to any facts material to our opinions, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

We have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, (vi) that all information contained in all documents reviewed by us is true, correct and complete, (vii) that the Warrant will be issued in accordance with the Agreement, (viii) that the Ordinary Shares will be issued in accordance with the terms of the Warrant, (ix) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (x) the Agreement and the Warrant has been duly executed and delivered by the Company, (xi) that the execution and delivery of the Agreement and the Warrant by the Company does not conflict with or violate, and the Company’s performance of its obligations thereunder does not conflict with or violate, any law or other legal requirement in any applicable jurisdiction outside of Utah or violate any agreement or other document to which the Company is a party or by which it is bound, or require the authorization, consent, approval or other action of, notice to or filing or qualification with any governmental authority except as have been obtained or made or will be timely made under the Securities Act of 1933, as amended, and rules promulgated thereunder, and (xii) that the Company is solvent.

In addition, in light of the jurisdictional and subject matter limitations of our opinion and the filing as part of the Registration of a separate opinion addressing relevant matters, we assume (i) that the execution and delivery of the Agreement and the Warrant by the Company does not, and the Company’s performance of its obligations thereunder does not, conflict with or result in a violation of any provision of, the Charter Documents of the Company (including the number of authorized Ordinary Shares or similar restrictions), (ii) that the Company is duly incorporated in the British Virgin Islands and in good standing, (iii) that the Company has the corporate power and authority to execute, deliver and perform its obligations under the Agreement and the Warrant, and to issue, sell and deliver the Warrant under the Agreement and the Ordinary Shares under the Warrant, and (iv) that the execution and delivery of, and the performance of the Company’s obligations under, the Agreement and the Warrant (including the issuance of the Ordinary Shares) have been authorized by all necessary corporate action on the part of the Company.

Based on the foregoing and subject to the limitations set forth herein, we are of the opinion that:

(1)	When executed and delivered in accordance with the terms and conditions of the Agreement, the Registration Statement and the Prospectus, the Warrant will constitute a valid and legally binding obligation of the Company.

The opinions set forth above are limited in all respects to the laws of the State of Utah and is subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing. We express no opinion as to any other law or any matter other than as expressly set forth above, and no opinion as to any other law or matter may be inferred or implied herefrom. The opinions expressed herein are rendered as of the date hereof, and we expressly disclaim any obligation to update this letter or advise you of any change in any matter after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Form 6-K filed on or about the date hereof, for incorporation by reference into the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Parr Brown Gee & Loveless, PC

Parr Brown Gee & Loveless, PC